UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 12, 2009 (January 7, 2009)

SPORTS SUPPLEMENT ACQUISITION GROUP INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-150820
(State or other jurisdiction of incorporation)	(Commission File No.)

3500 de Maisonneuve West, Suite 1650
Montreal, QC H3Z 3C1 Canada
(Address of principal executive offices and Zip Code)

(514) 658-6164
(Registrant's telephone number, including area code)

34 Hampton Road, Town Moor
Doncaster, South Yorkshire
England DN2 5DG
(Former Address of principal executive offices and Zip Code)

011 44 845 280 6186
(Registrant's former telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this current report on Form 8-K and in other public statements by the Company and Company officers or directors includes or may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” or “believe” or the negative thereof or any variation thereon or similar terminology.

Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial positions to differ materially from those included within the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to:

●	future financial and operating results, including projections of net sales, revenue, income, net income per share, profit margins, expenditures, liquidity, goodwill valuation and other financial items
●	our ability to develop relationships with new customers and maintain or improve existing customer relationships;
●	development of new products, brands and marketing strategies;
●	Performance of our contract manufacturer, and significant shareholder, Proviant Technologies;
●	distribution channels, product sales and performance and timing of product shipments;
●	inventories and the adequacy and intended use of our facilities;
●	current or future customer orders;
●	the impact on our business and results of operations and variations in quarterly net sales from seasonal and other factors;
●	management’s goals and plans for future operations;
●	our ability to improve operational efficiencies, manage costs and business risks and improve or maintain profitability;
●	growth, expansion, diversification and acquisition strategies, the success of such strategies, and the benefits we believe can be derived from such strategies;
●	personnel;
●	the outcome of regulatory, tax and litigation matters;
●	sources and availability of raw materials;
●	operations outside the United States;

●	the adequacy of reserves and allowances;
●	overall industry and market performance;
●	competition;
●	current and future economic and political conditions;
●	the impact of accounting pronouncements; and
●	other assumptions described in this report or underlying or relating to any forward looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made, changes in internal estimates or expectations, or the occurrence of unanticipated events.

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.01 regarding the agreements with Proviant Technologies, Inc. (“Proviant”) and with Sports Supplement Acquisition Group, Inc., a Delaware corporation, a previously-unrelated company (“SSAG”), is incorporated herein by this reference.

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

Information Required Pursuant To Form 10

Prior to the acquisition of SSAG, we were a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Item 2.01(f) of Form 8-K, we are required to include in this report the information that we would be required to provide if we were filing a general form for registration of securities on Form 10. This information is set forth below in this Item 2.01 and is organized in accordance with the Items set forth in Form 10.

As used in this Report, Cynergi Holdings, Inc.  prior to the acquisition of SSAG is referred to as “Cynergi” and as the “Company” for periods after the acquisition.

PART I

ITEM 1. DESCRIPTION OF BUSINESS.

Background.  We were incorporated in the State of Nevada on February 27, 2007 as Cynergi Holdings, Inc., for the purposes of pursuing certain gold mining claims in the west central area of the state of Nevada.  After acquiring certain mineral claims, management made the decision to write off the expenses associated with pursuit of the mineral interests in order to pursue alternative business models. SSAG was formed under the laws of Delaware on November 5, 2007. SSAG remained inactive until November 2008 when it entered into a Letter of Intent with Proviant Technologies, Inc. (“Proviant”) under the terms of which it acquired the ErgoPharm brand of Sports Supplements from Proviant. That transaction was completed on December 10, 2008.

SSAG’s Acquisition of ErgoPharm.  The terms of the ErgoPharm acquisition by SSAG call for a payment of $500,000 at closing, $1.5 million by February 23, 2009 and payments of $666,666 on December 10, 2009 and 2010, and $666,668 on December 10, 2011, as well as the issuance of 400 SSAG common shares which converted into 5,142,900 of our common shares and the issuance of 2,000,000 5-year $0.75 warrants vesting ratably on the first, second and third anniversaries of the ErgoPharm acquisition.

Upon signature of the letter of intent with Proviant, SSAG secured convertible debt financing of $525,000, and entered into a letter of intent to be acquired by Cynergi on December 1, 2008.  Under the definitive Share Exchange agreement with Cynergi dated December 31, 2008 (the “Share Exchange Agreement”), existing Cynergi shareholders retain 6,325,000 common shares and the former SSAG shareholders (including Proviant) received an aggregate of 18,000,000 restricted common shares. Additionally, Cynergi is required to secure a minimum of $1.5 million in financing on terms acceptable to SSAG.  As a result, Cynergi entered into an agreement with Knights Bridge Capital Corp. (“Knights Bridge”) pursuant to which Knights Bridge or its designee will invest $1.0 million in exchange for 1.8 million shares and unrelated parties will enter into subscription agreements with the Company for the purchase of 1.5 million common shares in exchange for cash proceeds of $500,000.

The ErgoPharm brand has been in existence since 1999, and we believe it has gained a reputation for innovative, high quality products. The brand’s annual revenues have fluctuated over time, but have stabilized in the $3.5-4 million range. In an industry that is marketing intensive, the ErgoPharm brand has achieved a certain level of success with minimal investment in advertising and promotional activities. We are confident that with new packaging, advertising and promotion to grow customer awareness of the ErgoPharm brand, an increase in revenue is likely.

General Description of the Market.   SSAG is a sales and marketing company formed to acquire brands and companies currently operating in the sports performance and weight management markets. Since our formation, we have been actively engaged in seeking out companies that management believes would integrate efficiently into our portfolio.

According to the Nutrition Business Journal, nutritional supplements are taken regularly by an estimated 59% of U.S. adults over 18 years of age. With average life spans in North America increasing, more people, particularly educated baby boomers, are pursuing lifelong fitness goals. This trend is exemplified by the increasing number of health and sports clubs that have been established in the U.S. Despite this awareness, the number of overweight adults and children has reached serious proportions triggering health risks for individuals and medical costs to society.

Nutritional supplements are taken for a wide variety of reasons, including enhancing fitness or sports programs, building muscle and strength, increase energy, feel better, lose weight, and maintain health.  Sports nutrition and weight-loss supplements in the U.S. alone experienced an estimated 12.4% growth rate in 2000, according to the Nutrition Business Journal. Despite its growth, the supplements market has been dealing with a number of issues that we believe we are ideally suited to address due to our unique products, the extensiveness of our clinical testing, and our approach to marketing. Presently, a large part of the supplements market consists of products which contain a single active ingredient, products which are difficult to use, and products which are sold with little or no reliable information. Customers are confused due to an absence of consumer education, the large selection of product choices and brands, scant scientific confirmation to back up product claims, mismatched expectations, and lack of tangible results. We believe with many products they have no confidence in product dosages, material quality or label claims. Due to these factors, we believe there is a solid and growing base of consumers who are frustrated and would welcome new products that have been carefully tested and developed and that are designed to meet their specific needs. We plan on conducting independent clinical trials on our new products to show their efficacy, but no assurance can be given however, that these new products will be perceived as meeting these needs or that our products will achieve our anticipated level of market acceptance.

The initial target audience for our products is North American health and fitness consumers who are looking for higher performance and high quality energy, weight-loss and sports supplement products.  This is a broad category with users ranging from athletes and bodybuilders to consumers with general fitness goals. The market is a rapidly shifting one as new and unique products are regularly introduced to the marketplace.  Ranging from tablets, capsules, bars, nutrition, meal replacements and energy drinks, total U.S. sales in this category reached $18.2 billion in 2006, according to the Nutrition Business Journal. A cross-cutting supplement category, weight-loss supplements include many products, generally formulas, specifically designed to facilitate the burning of fat and calories.

Sales and Marketing.  We have achieved minimal operating revenues since the inception of our business, having completed the acquisition of the ErgoPharm brand on December 10, 2008. We intend to continue selling most of the products that currently form the ErgoPharm brand. We have discontinued certain underperforming products, and will be introducing new and innovative products as they become available.

In the Sports Supplement market, products are generally sold via the following channels:

Specialty retailers — the major retailers are General Nutrition Centers, Vitamin World and Vitamin Shoppe. There are several regional and local chains.

Distributors — there are several national and international distributors, as well as scores of regional and local operations.

On-line retailers — there are many e-tailers specializing in Sports Supplements, with a wide range in revenues and product offerings

Direct sales — many companies offer their products via their own web sites.

The ErgoPharm brand of products is currently sold through all of these channels. There are currently more than 20 customers who order on a regular basis. It is our intent to grow revenues by targeting new customers in international markets as well as expanding upon existing relationships.

Supplies and Suppliers.  Proviant will be our primary manufacturer. As the former owner of the ErgoPharm brand, the developer of the current product line and a significant shareholder in SSAG, we believe Proviant is uniquely positioned to continue as ErgoPharm’s source of products.

The various agreements executed on December 10, 2008 assures a continual supply of product, the use of Proviant’s facility for warehousing, distribution and fulfillment, first access to new and novel ingredients developed by Proviant and preferential pricing below that of arm’s length manufacturers.

Although we intend to initially rely upon a single source for manufacture, several alternative sources are available to us. Alternative manufacturers will be chosen based on quality, service and price. The raw materials necessary to make our products are also available from several sources. We expect all required raw materials to be readily available in sufficient quantities and to be of required quality.

Seasonality.  We do not expect to experience seasonal variation in our operating results.

Customers.  We do not expect any single customer to account for a significant portion of our revenues.

Competition.  There are many companies that sell Sports Supplements, via similar channels. Our competitors will include companies that provide delivery systems such as gel caps, tablets, capsules, liquids and the like and companies which will compete with our final products. We will compete with companies engaged in the health, nutrition, and fitness products field, most of which will be considerably larger than we are in total assets and resources. This could enable them to bring their own products to advanced stages of development and marketing with more speed and efficiency than we can. There can be no assurance that our products will be able to successfully compete with theirs.

Costs and Effects of Compliance with Environmental Laws.  There are no special or unusual environmental laws or regulations that will require us to make material expenditures or that can be expected to materially impact on the operation of our business.

Employees. As of January 8, 2009 we have 2 employees including one executive officer. We have contracted with Proviant for the services of 2 full-time and 1 part-time personnel. We presently estimate hiring 1-2 employees within the next 3-6 months and an additional 3 to 5 employees during the following 12 month period. None of these employees are represented by labor unions. We believe that our employee relations are good.

Government Regulation.  Our business is subject to varying degrees of regulation by a number of government authorities in the United States, including the United States Food and Drug Administration (FDA), the Federal Trade Commission (FTC), the Consumer Product Safety Commission, the United States Department of Agriculture, and the Environmental Protection Agency. Various agencies of the states and localities in which we operate and in which our products are sold also regulate our business, such as the California Department of Health Services, Food and Drug Branch. The areas of our business that these and other authorities regulate include, among others:

●	product claims and advertising;
●	product labels;
●	product ingredients; and
●	how we manufacture, package, distribute, import, export, sell and store our products.

The FDA, in particular, regulates the formulation, manufacturing, packaging, storage, labeling, promotion, distribution and sale of vitamin and other nutritional supplements in the United States, while the FTC regulates marketing and advertising claims. In August 2007, a new rule issued by the FDA went into effect requiring companies that manufacture, package, label, distribute or hold nutritional supplements to meet certain Good Manufacturing Practices (GMPs) to ensure such products are of the quality specified and are properly packaged and labeled. Companies have up to three years to comply with the new requirements depending on the size of the company. In our case, given the current number of our employees, we would be required to comply with the new requirements by June 25, 2009. We are committed to meeting or exceeding the standards set by the FDA on a timely basis and believe that we are well positioned to operate within the new GMPs mandated by the FDA.

The FDA also regulates the labeling and marketing of dietary supplements and nutritional products, including:

●	the identification of dietary supplements or nutritional products and their nutrition and ingredient labeling;

●	requirements related to the wording used for claims about nutrients, health claims, and statements of nutritional support;

●	labeling requirements for dietary supplements or nutritional products for which “high potency” and “antioxidant” claims are made;

●	notification procedures for statements on dietary supplements or nutritional products; and

●	premarket notification procedures for new dietary ingredients in nutritional supplements.

The Dietary Supplement Health and Education Act of 1994 (DSHEA) revised the provisions of the Federal Food, Drug and Cosmetic Act concerning the composition and labeling of dietary supplements and defined dietary supplements to include vitamins, minerals, herbs, amino acids and other dietary substances used to supplement diets. DSHEA generally provides a regulatory framework to help ensure safe, quality dietary supplements and the dissemination of accurate information about such products. The FDA is generally prohibited from regulating active ingredients in dietary supplements as drugs unless product claims, such as claims that a product may heal, mitigate, cure or prevent an illness, disease or malady, trigger drug status.

In December 2006, the Dietary Supplement and Nonprescription Drug Consumer Protection Act was passed, which further revised the provisions of the Federal Food, Drug and Cosmetic Act. Under the new act, manufacturers, packers or distributors whose name appears on the product label of a dietary supplement or nonprescription drug are required to include contact information on the product label for consumers to use in reporting adverse events associated with the product’s use and to notify the FDA of any serious adverse event report within 15 business days of receiving such report. Events reported to the FDA would not be considered an admission from a company that its product caused or contributed to the reported event. The new act became effective in December 2007. The FDA is in the process of developing industry guidance on how to comply with this new law. We are committed to meeting or exceeding the provisions of this act on a timely basis.

We are also subject to a variety of other regulations in the United States, including those relating to bioterrorism, taxes, labor and employment, import and export, the environment and intellectual property.

Our operations outside the United States are similarly regulated by various agencies and entities in the countries in which we operate and in which our products are sold. The regulations of these countries may conflict with those in the United States and may vary from country to country. The sale of our products in certain European countries is subject to the rules and regulations of the European Union, which may be interpreted differently among the countries within the European Union. In markets outside the United States, we may be required to obtain approvals, licenses or certifications from a country’s ministry of health or comparable agency before we begin operations or the marketing of products in that country. Approvals or licenses may be conditioned on reformulation of our products for a particular market or may be unavailable for certain products or product ingredients. These regulations may limit our ability to enter certain markets outside the United States.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this Current Report on Form 8-K and our other filings with the SEC before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company and our industry. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our common stock may decline and you may lose all or part of your investment.

Risks Associated With Our Business

We recently entered into a new business and may not be successful in executing our business plan.

We have recently discontinued our former business model involving the exploration of resource properties and adopted a new model involving the marketing of Sports Supplements and nutritional products. We have only recently completed our platform acquisition under our new business model. As a result, we have a very limited operating history under our current business model. Even though we are being managed by a senior executive with significant experience in the industry, our limited operating history makes it difficult to predict the long-term success of our business model.

Based on our recurring losses during our development stage and inability to implement our business plan, our auditors have included an explanatory paragraph in their opinion as to the substantial doubt about our ability to continue as a going concern.

We are a development stage company and since inception, have incurred losses from development stage activities to date, and are in need of additional capital. As a result of these factors, our independent auditors have included an explanatory paragraph in their opinion on our financial statements for the year ended January 31, 2008 as to the substantial doubt about our ability to continue as a going concern. As such, we may be required to cease operations and you could lose your entire investment. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern.

Our industry is highly competitive and we may be unable to compete effectively. Increased competition could adversely affect our financial condition.

The market for our products is highly competitive. Many of our competitors are substantially larger and have greater financial resources and broader name recognition than we do. Our larger competitors may be able to devote greater resources to research and development, marketing and other activities that could provide them with a competitive advantage. Our market has relatively low entry barriers and is highly sensitive to the introduction of new products that may rapidly capture a significant market share. Increased competition could result in price reductions, reduced gross profit margins or loss of market share, any of which could have a material adverse effect on our financial condition and results of operations. There can be no assurance that we will be able to compete in this intensely competitive environment.

We may not be able to raise additional capital or obtain additional financing if needed.

Our cash from operations may not be sufficient to meet our working capital needs and/or to implement our business strategies. As a result, we may need to raise additional capital or obtain additional financing.

At any given time it may be difficult for companies to raise capital due to a variety of factors, some of which may be outside a company’s control, including a tightening of credit markets, overall poor performance of stock markets, and/or an economic slowdown in the United States or other countries. Thus, there is no assurance we would be able to raise additional capital if needed. To the extent we do raise additional capital, the ownership position of existing stockholders could be diluted. Similarly, there can be no assurance that additional financing will be available if needed or that it will be available on favorable terms. Under the terms of our credit facility, there are limits on our ability to create, incur or assume additional indebtedness without the approval of our lender.

Our inability to raise additional capital or to obtain additional financing if needed would negatively affect our ability to implement our business strategies and meet our goals. This, in turn, would adversely affect our financial condition and results of operations.

The failure of our suppliers to supply quality materials in sufficient quantities, at a favorable price, and in a timely fashion could adversely affect the results of our operations.

We buy our finished product from one supplier. The loss of our major supplier or of a supplier that provides any hard to obtain materials could adversely affect our business operations. Although we believe that we could establish alternate sources for most of our raw materials, any delay in locating and establishing relationships with other sources could result in product shortages, with a resulting loss of sales and customers. In certain situations we may be required to alter our products or to substitute different materials from alternative sources.

A shortage of raw materials or an unexpected interruption of supply could also result in higher prices for those materials. Although we may be able to raise our prices in response to significant increases in the cost of raw materials, we may not be able to raise prices sufficiently or quickly enough to offset the negative effects of the cost increases on our results of operations.

There can be no assurance that suppliers will provide the quality raw materials needed by us in the quantities requested or at a price we are willing to pay. Because we do not control the actual production of these raw materials, we are also subject to delays caused by interruption in production of materials based on conditions outside of our control, including weather, transportation interruptions, strikes and natural disasters or other catastrophic events.

Our business is subject to the effects of adverse publicity, which could negatively affect our sales and revenues.

Our business can be affected by adverse publicity or negative public perception about our industry, our competitors, or our business generally. This adverse publicity may include publicity about the nutritional supplements industry generally, the efficacy, safety and quality of nutritional supplements and other health care products or ingredients in general or our products or ingredients specifically, and regulatory investigations, regardless of whether these investigations involve us or the business practices or products of our competitors. There can be no assurance that we will be able to avoid any adverse publicity or negative public perception in the future. Any adverse publicity or negative public perception will likely have a material adverse effect on our business, financial condition and results of operations. Our business, financial condition and results of operations also could be adversely affected if any of our products or any similar products distributed by other companies are alleged to be or are proved to be harmful to consumers or to have unanticipated health consequences.

We could be exposed to product liability claims or other litigation, which may be costly and could materially adversely affect our operations.

We could face financial liability due to product liability claims if the use of our products results in significant loss or injury. Additionally, the manufacture and sale of our products involves the risk of injury to consumers from tampering by unauthorized third parties or product contamination. We could be exposed to future product liability claims that, among others: our products contain contaminants; we provide consumers with inadequate instructions about product use; or we provide inadequate warning about side effects or interactions of our products with other substances.

We maintain product liability insurance coverage, including primary product liability and excess liability coverage. While we currently expect to be able to continue our product liability insurance, there can be no assurance that we will in fact be able to continue such insurance coverage, that our insurance will be adequate to cover any liability we may incur, or that our insurance will continue to be available at an economically reasonable cost.

Additionally, it is possible that one or more of our insurers could exclude from our coverage certain ingredients used in our products. In such event, we may have to stop using those ingredients or rely on indemnification or similar arrangements with our customers who wish to continue to include those ingredients in their products. A substantial increase in our product liability risk or the loss of customers or product lines could have a material adverse effect on our results of operations and financial condition.

Our products and manufacturing activities are subject to extensive government regulation, which could limit or prevent the sale of our products in some markets and could increase our costs.

The manufacturing, packaging, labeling, advertising, promotion, distribution, and sale of our products are subject to regulation by numerous national and local governmental agencies in the United States and in other countries. Failure to comply with governmental regulations may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines, and criminal prosecutions. Any action of this type by a governmental agency could materially adversely affect our ability to successfully market our products. In addition, if the governmental agency has reason to believe the law is being violated (for example, if it believes we do not possess adequate substantiation for product claims), it can initiate an enforcement action. Governmental agency enforcement could result in orders requiring, among other things, limits on advertising, consumer redress, divestiture of assets, rescission of contracts, and such other relief as may be deemed necessary. Violation of these orders could result in substantial financial or other penalties. Any action by the governmental agency could materially adversely affect our ability and our customers’ ability to successfully market those products.

In markets outside the United States, before commencing operations or marketing our products, we may be required to obtain approvals, licenses, or certifications from a country’s ministry of health or comparable agency. Approvals or licensing may be conditioned on reformulation of products or may be unavailable with respect to certain products or product ingredients. We must also comply with product labeling and packaging regulations that vary from country to country. Furthermore, the regulations of these countries may conflict with those in the United States and with each other. The sale of our products in certain European countries is subject to the rules and regulations of the European Union, which may be interpreted differently among the countries within the European Union. The cost of complying with these various and potentially conflicting regulations can be substantial and can adversely affect our results of operations.

We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations, when and if adopted, would have on our business. They could include requirements for the reformulation of certain products to meet new standards, the recall or discontinuance of certain products, additional record keeping, expanded or different labeling, and additional scientific substantiation. Any or all of these requirements could have a material adverse effect on our operations.

Our manufacturing and fulfillment activities are subject to certain risks.

Our products are manufactured for us in Champaign, Il. As a result, we are dependent on the uninterrupted and efficient operation of this facility. Proviant’s manufacturing and fulfillment operations are subject to power failures, blackouts, the breakdown, failure or substandard performance of equipment, the improper installation or operation of equipment, natural or other disasters, and the need to comply with the requirements or directives of governmental agencies, including the FDA. While we have implemented and are evaluating various emergency, contingency and disaster recovery plans, there can be no assurance that the occurrence of these or any other operational problems at Proviant’s facility in Illinois would not have a material adverse effect on our business, financial condition and results of operations. Furthermore, there can be no assurance that our contingency plans will prove to be adequate or successful if needed or that our insurance will continue to be available at a reasonable cost or, if available, will be adequate to cover any losses that we may incur from an interruption in Proviant’s manufacturing and distribution operations.

We may be unable to protect our intellectual property rights or may inadvertently infringe on the intellectual property rights of others.

We possess and may possess in the future certain proprietary technology, trade secrets, trademarks, tradenames, licenses and similar intellectual property. There can be no assurance that we will be able to protect our intellectual property adequately. In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. Litigation in the United States or abroad may be necessary to enforce our intellectual property rights, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. This litigation, even if successful, could result in substantial costs and diversion of resources and could have a material adverse effect on our business, results of operation and financial condition. If any such claims are asserted against us, we may seek to obtain a license under the third party’s intellectual property rights. There can be no assurance, however, that a license would be available on terms acceptable or favorable to us, if at all.

We are dependent on our chief executive officer and the loss of his services or our inability to attract and retain an experienced executive management team may prevent us from successfully executing our business plan.

For the foreseeable future our success will depend largely on the services of our chief executive officer James Klein because of his industry knowledge, marketing skills and relationships with major customers. We are dependent on Mr. Klein to both manage our current operations and attract and retain an executive management team with substantial industry experience. We do not maintain key person life insurance policies on Mr. Klein. The loss of Mr. Klein or our inability to build an effective executive management team could seriously harm our business, financial condition or results of operations and our ability to execute our business plan

Our marketing costs could materially increase which could have a material adverse effect on our earnings.

We incur marketing costs relating to the advertising and promotion of our products. For instance, our marketing costs may materially increase. Any increase in our marketing costs without an offsetting increase in our revenues could have a material adverse impact on our earnings.

Failures in our information technology system could disrupt our business.

Our operating processes are highly dependent upon our information technology system infrastructure, and we face the risk of business disruption if failures in our information systems occur. Such a disruption could have an impact upon our business and operations. A major physical disaster or other calamity that causes significant damage to our offices or our systems would adversely affect our business.

We may need to raise additional funds in the future to fund our acquisition strategy. If such funds are not available we may have to delay or forego potential acquisitions.

We expect we will have to raise additional capital in the future to help fund our operations and acquisition strategy or to fund unforeseen capital requirements or other events and uncertainties. If we cannot raise funds on acceptable terms, we may not be able to acquire additional Sports Supplement companies, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may cause us to delay or forego potential acquisition even if they may be profitable to our future operations.

We are not obligated to follow any particular criteria for evaluating new acquisition targets.

Even though we expect to develop general guidelines for determining whether a potential target’s products are attractive for a combination, we are not obligated to follow any particular operating, financial, geographic, or other criteria in evaluating candidates for potential relationships. We will target companies which we believe will provide the best potential long-term financial return for our stockholders and we will determine the terms of the relationship accordingly. Our stockholders will not have the opportunity to evaluate the relevant economic, financial, and other information that our management team will use and consider in deciding whether to pursue an opportunity or not.

Our acquisition and strategic alliance strategies include numerous risks, including identifying acquisition candidates, execution risks, significant acquisition costs, the management of a larger enterprise, and the diversion of management’s attention that could cause our overall business operations to suffer.

We may seek to acquire companies that complement our business. Our inability to complete acquisitions and successfully integrate acquired companies may render us less competitive. We may evaluate acquisitions at any time. We cannot assure you that we will be able to identify acquisition candidates and complete acquisitions on commercially reasonable terms or at all. If we make acquisitions, we also cannot be sure that any benefits anticipated from the acquisitions will actually be realized. Additionally, we cannot be sure that we will be able to obtain financing for acquisitions.

The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial, operational and managerial resources that would otherwise be available for the ongoing development or expansion of our existing business. The integration of acquired businesses may also lead to the loss of key employees of the acquired companies and diversion of management’s attention from ongoing business concerns. To the extent that we have miscalculated our ability to integrate and operate the business to be acquired, we may have difficulty in achieving our operating and strategic objectives. The diversion of management attention may affect our results of operations. Future acquisitions could result in the incurrence of debt and related interest expense, contingent liabilities and accelerated amortization expenses related to acquisition premiums paid, which could have a materially adverse effect on our financial condition, operating results and cash flow.

Risks Related to Our Stock

There is no active trading market for our common stock.

There is no active trading market for our common stock. Our common stock is not eligible for trading on any national or regional securities exchange or the Nasdaq Stock Market. Our common stock is eligible for trading on the OTC Bulletin Board. This market tends to be substantially less liquid than national and regional securities exchanges or the Nasdaq Stock Market. To date, there has been very limited trading of our common stock. We cannot provide you with any assurance that an active trading market for our common stock will develop, or if such a market develops, that it will be sustained.

Applicable SEC Rules governing the trading of “penny stocks” limits the trading and liquidity of our common stock which may affect the trading price of our common stock.

Our common stock is currently eligible for trading on the OTC Bulletin Board. To the extent our common stock trades below $5.00 per share, our common stock will be considered a “penny stock” and will be subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure document explaining the penny stock market and the associated risks. Under these regulations, brokers who recommend penny stocks to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We intend to raise additional capital in the future, and such additional capital may be dilutive to stockholders or impose operational restrictions.

We intend to raise additional capital in the future to help fund our operations and acquisition strategy through sales of shares of our common stock, securities convertible into shares of our common stock, or issuances of debt. Additional convertible debt or equity financing may be dilutive to our stockholders and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility. If additional capital is raised through the issuance of shares of our common stock or securities convertible into shares of our common stock, the percentage ownership of our stockholders will be reduced. These stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences and privileges senior to those of the holders of our common stock.

If our executive officers, directors and principal stockholders choose to act together, they may be able to control our management and operations, which may prevent us from taking actions that may be favorable to you.

Our executive officer, directors and principal stockholders, beneficially own approximately 60% of our outstanding common stock. These stockholders, acting together, have the ability to exert substantial influence over any matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control of us or impeding a merger or consolidation, takeover or other business combination that could be favorable to you.

The trading price of our common stock is likely to be highly volatile.

The trading price of our shares may from time to time fluctuate widely. The trading price may be affected by a number of factors including events described in the risk factors set forth in this report as well as our operating results, financial condition, announcements regarding our business, general economic conditions and other events or factors. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the price of many small capitalization companies and that often have been unrelated or disproportionate to the operating performance of these companies. Market fluctuations such as these may seriously harm the market price of our common stock. Further, securities class action suits have been filed against companies following periods of market volatility in the price of their securities. If such an action is instituted against us, we may incur substantial costs and a diversion of management attention and resources, which would seriously harm our business, financial condition and results of operations.

We do not intend to pay dividends in the foreseeable future.

We have never declared or paid a cash dividend on our common stock. Accordingly, we do not anticipate paying any dividends in the foreseeable future and investors seeking dividend income should not purchase our common stock.

We are not subject to certain of the corporate governance provisions of the Sarbanes-Oxley Act of 2002.

Since our common stock is not listed for trading on a national securities exchange, we are not subject to certain of the corporate governance requirements established by the national securities exchanges pursuant to the Sarbanes-Oxley Act of 2002. These include rules relating to independent directors, director nomination, audit and compensation committees, retention of audit committee financial expert and the adoption of a code of ethics. Unless we voluntarily elect to comply with those obligations, which we have not to date, the protections that these corporate governance provisions were enacted to provide, will not exist with respect to the Company. While we may make an application to have our securities listed for trading on a national securities exchange, which would require us to comply with those obligations, we cannot assure you that we will make such application, that we would be able to satisfy applicable listing standards, or if we did satisfy such standards, that we would be successful in such application.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the cost and risks associated with accessing the public markets and public reporting. In addition to managing the operations of Reliant, our management team will need to continue to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities. Prior to the closing of the Purchase Agreement, Reliant was not subject to these laws and regulations and, therefore, did not incur any such costs. As Reliant is now our sole operating subsidiary, it will have to absorb the additional expenses of compliance with such laws and regulations which may have a material adverse effect on its results of operations. Accordingly, the Company’s financial performance as a private company may not be indicative of its future financial performance as a subsidiary of a public company.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountants. The SEC has extended the compliance dates for smaller public companies, including the Company. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for our first fiscal year ended on or after July 15, 2008. Compliance with these rules will require us to incur increased general and administrative expenses and management attention. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS.

We were formed in February 2007 for the purpose of engaging in the acquisition, exploration and development of resource properties. Immediately prior to the closing of the Share Exchange Agreement, we were considered a shell company under applicable rules of the Securities Exchange Commission and our business plan consisted solely of identifying and acquiring a suitable operating company to acquire and complying with our reporting obligations under federal securities laws. Since inception, we have not generated any revenue.

On December 31, 2008, we acquired SSAG, a marketer of Sports Supplements. Upon completion of the acquisition, SSAG became a wholly owned subsidiary of the Company which currently serves as our sole operating subsidiary. The following Management’s Discussion and Analysis is intended to help the reader understand the results of operations of SSAG and the ErgoPharm division of Proviant  prior to the closing of the Share Exchange Agreement and the financial condition of the Company after the closing of the Share Exchange Agreement.

Overview

We market and sell our ErgoPharm brand of nutritional supplements destined for use by athletes and active adults. We market our products via print advertising in publications directed at weightlifters and bodybuilders, as well an promoting our products on various internet sites.. We sell our products to retail chains, distributors and internet sellers. Our operations consist of an office in Montreal, Canada from which all administrative, marketing and sales activities occur, as well as outsourced manufacturing, warehousing and distribution through Proviant.

Key Performance Indicators

Our key performance indicators are the number of units sold of each product, as well as our total revenues. We recognize revenue when an order is received and shipped. In order to increase our revenues, we need to expose our ErgoPharm brand to new consumers in existing markets, as well as introducing the brand to previously untapped international markets. This is ultimately dependent upon the success of our advertising campaigns, as well as the efforts of our Director of International Sales.

Outlook

Our business plan is to become a leading force in the Sports Supplement market. Through strategic acquisition and organic development, we intend to build a marketing and sales company focused on providing efficacious supplements to active adults. We accomplished the first step in executing this strategy by acquiring SSAG’s sales and marketing infrastructure. In the near term, we will seek to increase our revenues via a new and aggressive advertising campaign, taking advantage of ErgoPharm’s history of delivering innovative nutritional supplements since 1999. Thereafter, we intend to grow our business both organically through new product initiatives as well as through additional synergistic acquisitions in the Sports Supplement industry to expand into new marketing channels and increase customer penetration.

In order to successfully execute our plan, we will need to attract and retain an executive management team with substantial industry experience. Our chief executive officer James Klein has substantial experience in the Sports Supplement market and intends to build an effective management team as resources permit, including adding a dedicated chief financial officer .

We believe that our near-term success will depend particularly on our ability to integrate SSAG into the Company and to build an effective management team that will provide a strong foundation for future growth. We believe that key risks include changes in federal legislation pertaining to nutritional supplements, our ability to identify, acquire and integrate operating companies into our operations, our ability to attract and retain an effective executive management team, and raise the capital necessary to grow our business. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development. We may not be successful in addressing such risks and difficulties.

Our independent auditors included an explanatory paragraph in their opinion on our financial statements for our fiscal year ended January 31, 2008 as to the substantial doubt about our ability to continue as a going concern. This was based on our limited cash resources, our history of recurring losses since inception, and our inability to execute our business plan. Our long-term viability and growth will ultimately depend upon operating SSAG on a profitable basis and acquiring additional operating companies in the student loan and consolidation industries.

Results of Operations

Introductory Note. During the fiscal year ended January 31, 2008 and the interim period ended September 30, 2008, Cynergi Holdings did not generate any revenue. Accordingly, we are not required to present a discussion of the results of operation of Cynergi Holdings. On December 31, 2008, we acquired all of the common shares in SSAG pursuant to the Share Exchange Agreement and SSAG became our wholly-owned subsidiary. The following is a discussion and analysis of the results of operations of SSAG for the years ended December 31, 2007 and 2006 and the nine-month periods ended September 30, 2008 and 2007 and relates solely to the results of operation of SSAG prior to completion of the acquisition. The results may, therefore, not necessarily be indicative of the results of operations that would have resulted had SSAG been operated as a wholly-owned subsidiary of the Company. The following should be read in conjunction with the financial statements of SSAG and the related notes and other information included elsewhere in this report.

Comparison of the Nine-Month Periods Ended September 30, 2008 and September 30, 2007

Revenues

Revenues consist of sales of nutritional supplements. Revenues were $3,151,739 for the nine-month period ended September 30, 2008 as compared to $ 3,060,417 for the nine-month period ended September 30, 2007. We expect revenues to continue to increase in future periods, particularly as we begin to execute our new marketing and advertising campaigns, as well as our acquisition strategy.

Operating Expenses

Operating expenses consist primarily of salaries and wages, marketing, and general and administrative expenses.

Salaries, Wages and Related Expenses. Salaries, wages and related expenses consist of salaries, consulting fees, commissions, benefits and related compensation that we paid to our employees. Salaries and wages decreased $28,225  to $85,251 for the nine-month period ended September 30, 2008 from $113,476 for the for the nine-month period ended September 30, 2007. The decrease resulted primarily from the departure of the Director of Sales in March of 2008. We expect salaries and wages to increase in future periods as a result of salaries payable to our new executive management team and increased personnel costs to support our expanding sales and marketing efforts.

General, Administrative and Related Expenses. General, administrative and related expenses consist of costs related to travel, telephone, insurance, office rent, professional fees and other general and administrative expenses. General and administrative expenses increased $ 53,676 to $ 178,521 for the nine-month period ended September 30, 2008 as compared to $ 124,845 for the nine-month period ended September 30, 2007. The increase resulted primarily from an increase in the cost of product liability insurance. We expect general and administrative expenses to increase in future periods as a result of increased costs associated with growth in our operations and increased costs associated with compliance with our reporting obligations as a public company.

Marketing and Related Expenses. Marketing and related expenses consist primarily of costs associated with the development, preparation and distribution of promotional materials, and advertising costs. Marketing and related expenses decreased $39,548 to $26,169 for the nine-month period ended September 30, 2008 as compared to $65,717 for the nine-month period ended September 30, 2007. The decrease resulted primarily from our decreased marketing efforts in 2008. We expect marketing and related expenses to continue to increase in future periods as we continue to grow our business.

Net Income

Net income increased $26,132 to $645,281 during the nine-month period ended September 30, 2008 as compared to $619,149 during the nine-month period ended September 30, 2007. The increase in net income was due to an increase in revenues.

Comparison of the Year Ended December 31, 2007 to the Year Ended December 31, 2006

Revenues

Revenues consist of sales of nutritional supplements. Revenues were $4,008,392 for the year ended December 31, 2007 as compared to $3,482,666 for the year ended December 31, 2006. The $525,726 or 15% increase resulted primarily from the introduction of new products.

Operating Expenses

Operating expenses consist primarily of salaries and wages, marketing, and general and administrative expenses.

Salaries, Wages and Related Expenses. Salaries, wages and related expenses consist of salaries, consulting fees, commissions, benefits and related compensation that we paid to our employees and salaries and wages increased $15,985 to $145,492 for the year ended December 31, 2007 from $129,507 for the for the year ended December 31, 2006. The increase resulted primarily from an increase in overall salaries and compensation to our employees due to the overall growth of our business.

General and Administrative and Related Expenses. General and administrative expenses consist of costs related to travel, telephone, insurance, office rent, professional fees, and other general and administrative expenses. General and administrative expenses increased $18,642 to $169,871 for the year ended December 31, 2007 as compared to $151,229 for the year ended December 31, 2006. The increase resulted primarily from increased costs due to the overall growth of our business.

Marketing and Related Expenses. Marketing and related expenses consist primarily of costs associated with the development, preparation and distribution of promotional material, and advertising costs. Marketing and related expenses decreased $21,582 to $71,833 for the year ended December 31, 2007 as compared to $93,415 for the year ended December 31, 2006. The decrease resulted primarily from a reduction in promotional activities.

Net Income (Loss)

We recognized net income of $747,128 during the year ended December 31, 2007 as compared to a net income of $672,760 during the year ended December 31, 2006. The net income resulted almost entirely from an increase in revenue as our total operating costs were essentially unchanged in 2006 and 2007.

Liquidity and Capital Resources

Since inception, Cynergi Holdings has funded its operations through public and private offerings of its common stock and SSAG has funded operations from its operating activities and proceeds from convertible notes.

SSAG currently has convertible note of $ 525,000. Other than the forgoing, we do not maintain any term loan or credit facility with any commercial bank or other financial institution. To date, our capital needs have been principally met through the receipt of proceeds from sales of our equity and debt securities. We intend to invest our cash in excess of current operating requirements in interest-bearing, investment-grade securities.

Over the next six months, we expect to incur approximately $1,500,000 of cash expenditures in payment of the short-term convertible notes due to Proviant. We expect to fund this amount through the proceeds of the sales of our equity securities. We expect to incur additional material capital expenditures during the next twelve months in connection with the acquisition of additional operating companies. We also expect to hire additional employees to serve as executive officers of the Company.

SSAG  has historically operated on a cash flow positive basis and we expect that it will continue to generate enough cash to support its operations and our corporate overhead, including costs associated with retaining additional executive management and complying with our reporting obligations under federal securities laws. We believe that our current cash resources, cash provided by operations, and expected proceeds from financing activities will be sufficient to fund operations for the next 12 months. In the event that we identify a suitable operating company or companies to acquire, we expect that we will need to raise additional capital to complete such a transaction and to satisfy the working capital or operational requirements of any company we acquire. We expect to raise such capital through sales of our debt or equity securities. The sale of additional equity securities will result in additional dilution to our shareholders. In the event we have to issue additional debt, we would incur increased interest expenses and could be subject to covenants that may have the effect of restricting our operations. We have no commitment for any of the additional financing necessary to execute our business plan and we can provide no assurance that such financing will be available in an amount or on terms acceptable to us, if at all. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms favorable to us, we may not be able to execute our plan to acquire additional operating companies.

Off-Balance Sheet Arrangements

As of December 31, 2008, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, which had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

ITEM 3. DESCRIPTION OF PROPERTY

Our headquarters are currently located in a leased facility located at 1650 de Maisonneuve Boulevard West, Suite 1650, Montreal, Quebec, Canada, consisting of a total of approximately 400 square feet of office space. The current monthly rent due under the lease, which expires on October 31, 2010, is approximately CDN$1,000 per month. We have also leased one office and two cubicles at Proviant’s facility in Champaign, Il for US $1,500 per month. We believe this space is sufficient to handle our present and immediate future needs. In the event our lease is terminated for any reason or not renewed upon expiration of the present lease term, space sufficient to handle our then present and expected future needs is available from several alternative sources at slightly higher rental rates.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of January 8, 2009, information with respect to the securities holdings of all persons that we, pursuant to filings with the Securities and Exchange Commission and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than five percent (5%) of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act, and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of January 8, 2009 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 24,325,000 shares of common stock outstanding on January 8, 2009. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
James Klein (1) 4929 Ponsard Avenue Montreal, QC H3W 2A6	9,277,100	38.1%
Proviant Technologies Inc 306 West Hensley Drive Champaign, IL 61822	5,142,900	21.1%
Ian Spowart 34 Hampton Road, Town Moor, Doncaster, South Yorkshire England DN2 5DG	0	0

TOTAL DIRECTORS AND OFFICERS AS A GROUP (2 persons)	9,277,100	38.1%

(1)	Held of record by The James Klein Family Trust, over which Klein is one of three trustees

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The following chart sets forth certain information about each director and executive officer of the Company. Each of the executive officers will serve until his or her successor is appointed by our Board of Directors or such executive officer’s earlier resignation or removal. Each of the directors will serve until the next annual meeting of stockholders or such director’s earlier resignation or removal.

Name	Age	Position
James Klein	46	Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, Director
Ian Spowart	42	Director

Background of directors and sole officer

Ian Spowart served as our president, chief executive officer, treasurer, chief financial officer and sole member of our board of directors from our inception on February 27, 2007 through December 31, 2008. Since August 2007, Mr. Spowart has been the sole officer and director of our wholly owned subsidiary corporation, Cynergi Ltd., a corporation organized under the laws of England. Since September 2007, Mr. Spowart has been managing partner of Local Interest Consultants. Local Interest Consultants provides consulting services for local and national government projects. From August 2005 to September 2007, Mr. Spowart was chairman and interim chief executive for The Stadium Management Board where he coordinated activities related to stadium operations. From July 2004 to August 2005, Mr. Spowart served as Development Trust Manager for Rossington Development Trust. From May 2000 to June 2004, Mr. Spowart served as Cabinet member for Special Projects for Doncaster Metropolitan Borough Council.

James Klein was appointed our Chief Executive Officer, Chief Financial Officer, secretary, treasurer and a director on December 31, 2008. Mr. Klein was the founder of Sports Supplement Acquisition Group, Inc., a company he founded in 2007. He was also a founder of Epic Nutrition, LLC, with whom he served as Chief Operating Officer from 2005-2007. He was a founder, and served as a director and Chief Financial Officer of Vitalstate Inc. from 2002 through 2004. Mr. Klein has more than 25 years of management experience in the areas of nutritional supplements, finance, sales, marketing and technology development. From 1996 to 2002, Mr. Klein worked as the chief executive officer for Avocation Legal Systems, a software company founded by Mr. Klein that specializes in software applications for law firms.

ITEM 6. EXECUTIVE COMPENSATION.

     The following table sets forth the compensation paid by us for the last three fiscal years ending January 31, 2007 for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Ian Spowart	2008	0	0	0	0	0	0	0	0
President	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0

Michael Stott	2008	0	0	0	0	0	0	0	0
Secretary	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0

     We have no employment agreements with any of our officers. We anticipate entering into such agreements with our key personnel.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Directors' Compensation

The sole member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Ian Spowart	2008	0	0	0	0	0	0

We do not intend to pay any cash compensation to our employee directors, other than to reimburse them for their cost of travel and other out-of-pocket costs incurred to attend Board meetings or other activities on behalf of the Company. We currently have no policy with respect to the granting of fees to non-employee directors in connection with their services to the Company.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Loans From Directors and Executive Officers

As of December 31, 2008, Mr. Klein was owed $ 17,500 for expenses incurred on behalf of the company.

Transactions between SSAG and its Affiliates prior to the Closing of The Purchase Agreement

During the fiscal year ended December 31, 2008, SSAG paid $12,500 for services to an entity that is controlled by Mr. Klein.

Acquisition of Control of the Company

See Item 1 above, which is incorporated herein by reference.

Director Independence

Our Board of Directors currently consists of Ian Spowart and James Klein. In accordance with Item 407(a) of Regulation S-K of the Securities Act of 1933 and the Securities Exchange Act of 1934, the Board has adopted the definition of “independent director” and “independence standards” for audit, compensation and nominating committees set forth in the American Stock Exchange, or AMEX, Company Guide. In applying this definition, the Board has determined that neither Mr. Spowart nor Mr. Klein qualifies as an "independent director" pursuant to AMEX Company Guide Section 121. The forgoing standard will be included as an appendix to the next proxy statement or information statement we deliver to our security holders.

As of the date of the report, we do not have a separately designated audit, compensation or nominating committee. In applying the “independence standards” established by AMEX, the Board has determined that neither Mr. Spowart nor Mr. Klein is “independent” for purposes of Section 803 of the AMEX Company Guide, applicable to audit, compensation or nominating committee members. The forgoing standards will be included as appendices to the next proxy statement or information statement we deliver to our security holders.

ITEM 8. DESCRIPTION OF SECURITIES.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.00001 par value per share, of which 24,325,000 are outstanding as of the date of this report.

Holders of common stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. We have not declared any dividends, and we do not expect to declare or pay any dividends in the foreseeable future. Holders of common stock have one vote for each share held of record and do not have cumulative voting rights. Holders of common stock are entitled, upon liquidation of the Company, to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of common stock are not redeemable and have no preemptive or similar rights.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock, par value $0.00001 per share of which none are outstanding. Our Board of Directors has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series, and to fix, as to any such series, any dividend rate, redemption price, preference on liquidation or dissolution, sinking fund terms, conversion rights, voting rights, and any other preference or special rights and qualifications. Any or all of the rights and preferences selected by our board of directors may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation, our bylaws may discourage takeover attempts of us that may be considered by some stockholders to be in their best interest. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders, even if such proposed actions would be beneficial to our stockholders.

Undesignated Preferred Stock

Our certificate of incorporation grants our board of directors the authority to issue up to 100,000,000 shares of preferred stock and to fix the rights, preferences, qualifications and restrictions of the preferred stock. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us if, for example, our board of directors designates and issues a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders or our common stock or with rights and preferences that includes special voting rights to veto a change in control.

Unanimous Written Consent

Unless otherwise provided in a Nevada corporation’s articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without notice and without a meeting if written consents are executed by stockholders holding at least a majority of the voting power. Our bylaws provide that stockholders may only act by written consent if all stockholders entitled to vote on the matter execute written consents. As this provision makes it more difficult to effect corporate action without calling and convening a meeting of stockholders, it could discourage, deter or delay a third party from obtaining control of the Company.

Director Vacancies

Our bylaws provide that any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the vote of our remaining directors. This provision may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because the provision effectively limits stockholder election of directors to annual and special meetings of the stockholders.

PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS.

Our common stock is currently eligible for quotation on the OTC Bulletin Board under the symbol “CYGH” As of the date of this report, there is no established public market for our common stock and there has been only minimal trading of our shares.

Holders

As of January 8, 2009, the number of stockholders of record of our common stock was 43.

Registration Rights, Shares Eligible for Future Sale, and Shares Issuable Upon Exercise of Warrants

As of the date of this report, approximately 6,325,000 of our outstanding shares of common stock are either (i) freely tradable without restriction or further registration under the Securities Act, unless such shares are held by our affiliates, as that term is defined in Rule 144 under the Securities Act, or (ii) are eligible for public sale in accordance with Rule 144 under the Securities Act.

As of the date of this report, there are outstanding warrants to purchase 7,425,000 shares of our common stock as described below:

4122852 Canada Inc. — 600,000 5-year $ 0.75 post-Closing warrants
RCL AMRO Holdings Inc. — 375,000 5-year $ 0.75 post-Closing warrants
6894283 Canada Inc. — 225,000 5-year $ 0.75 post-Closing warrants
David Greenberg — 45,000 5-year $ 0.75 post-Closing warrants
Ron Taverner — 30,000 5-year $ 0.75 post-Closing warrants
Lorne Wilansky — 600,000 5-year $ 0.75 post-Closing warrants
Proviant Technologies Inc. — 2,000,000 5-year $ 0.75 post-Closing warrants, vesting ratably on December 10, 2009, December 10, 2010 and December 10, 2011.
3311180 Canada Inc. — 1,750,000 5-year $ 0.04 post-Closing warrants, vesting ratably on the 6 month, 12 month, 18 month and 24 month anniversaries of 3311180 Canada Inc. providing or securing working capital financing on terms acceptable to the Company.
Knights Bridge Capital Group — 1,800,000 post-Closing warrants in exchange for cash proceeds of $1 million

Dividends

We have not paid any cash dividends on our common stock to date, and we have no intention of paying cash dividends in the foreseeable future. Whether we declare and pay dividends will be determined by our board of directors at their discretion, subject to certain limitations imposed under Nevada law. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

Transfer Agent and Registrar

Our transfer agent and registrar is Empire Stock Transfer, Inc., 7251 West Lake Mead Boulevard, Las Vegas, Nevada 89128. Its telephone number is (702) 562-4037.

ITEM 2. LEGAL PROCEEDINGS.

We are not currently a party to any material legal proceedings. We may from time to time become involved in litigation relating to claims arising in the ordinary course of our business.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

None.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

See Item 1 above, which is incorporated herein by reference.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.138 of the General Corporation Law of Nevada (the “NGCL”) provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or its creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) such act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. As permitted by Nevada law, our articles of incorporation include provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permissible under Nevada law.

Section 78.7502 of the NGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she is not liable to the corporation pursuant to Section 78.138 of the NGCL or he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our articles of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted Nevada law. Our bylaws permit us to obtain and maintain insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not indemnification by us would be permitted. As of the date of this report, we have not obtained any such insurance.

PART F/S

The information provided in Item 9.01 (a) and (b) of this report is incorporated herein by reference at pages F-1 to F-7.

The financial statements of Sports Supplement Acquisition Group, Inc (formerly Cynergi Holdings, Inc.) for the Period February 27, 2007 (Inception) to January 31, 2008 included in our Registration Statement on Form SB-2, as amended and for the interim periods May 1, 2008 through October 31, 2008 included in our Quarterly Reports on Form 10-QSB for the periods ended October 31, 2008 are incorporated herein by reference.

PART III

ITEM 1.	INDEX TO EXHIBITS.

The information provided in Item 9.01 of this report is incorporated herein by reference.

ITEM 2.	DESCRIPTION OF EXHIBITS.

The information provided in Item 9.01 this report is incorporated herein by reference.

Section 3 - Securities And Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in paragraphs numbered 1 and 2 under the caption “ITEM 4 - RECENT SALES OF UNREGISTERED SECURITIES” Item 2.01 beginning on page 2 of this report is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.06	Change in Shell Company Status.

The information provided in Items 1.01 and 2.01 of this report is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Acquired Business:

Audit report on ErgoPharm for the years ended December 31, 2006 & 2007

Financial statements for the activities of ErgoPharm for the 9 months ended September 30, 2008.

(b) Pro Forma Financial Information:

Pro-forma financial statements of the combined activities of Cynergi & ErgoPharm for the year ended December 31, 2007 and the nine months ending September 30, 2008.

Exhibits:

10.1	Share Exchange Agreement between Cynergi & SSAG

10.2	Asset purchase agreement between SSAG and Proviant Technologies, dated December 10, 2008

10.3	Non-compete agreement between SSAG and Proviant Technologies, dated December 10, 2008

10.4	Right of Refusal agreement between SSAG and Proviant Technologies, dated December 10, 2008

10.5	Short-term note between SSAG and Proviant Technologies, dated December 10, 2008

10.6	First long-term note between SSAG and Proviant Technologies, dated December 10, 2008

10.7	Second long-term note between SSAG and Proviant Technologies, dated December 10, 2008

10.8	Third long-term note between SSAG and Proviant Technologies, dated December 10, 2008

10.9	Voting agreement between SSAG and Proviant Technologies, dated December 10, 2008

10.10	Warrant agreement between SSAG and Proviant Technologies, dated December 10, 2008

10.11	Warrant agreement between Knights Bridge Capital Group and Cynergi, date December 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sports Supplement Acquisition Group, Inc.

Date: January 12, 2009	By:	/s/ James Klein

James Klein

Chief Executive Officer

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ErgoPharm

We have audited the accompanying statement of operations and retained earnings of ErgoPharm, a wholly owned unincorporated division of Proviant Technologies, Inc. as of December 31, 2007 and 2006, and the related statements of cash flows through December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ErgoPharm, a wholly owned unincorporated division of Proviant Technologies, Inc., as of December 31, 2007 and 2006, and the results of its operations and its cash flows through December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
February 12, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

ERGOPHARM
Balance Sheets

	December 31,	December 31,
	2007	2006

ASSETS

CURRENT ASSETS

Cash	$-	$-
Accounts receivable, net	-	-
Inventory	-	-

Total Current Assets	-	-

PROPERTIES AND EQUIPMENT, net	-	-

OTHER ASSETS	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND EQUITY

CURRENT LIABILITIES

Accounts Payable	$-	$-

Total Current Liabilities	-	-

EQUITY

Retained Earnings	-	-

TOTAL ASSETS	$-	$-

The accompanying notes are an integral part of these financial statements.

ERGOPHARM
Statements of Operations and Retained Earnings

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006

REVENUES, net	$4,008,392	$3,482,666

COSTS OF SALES	2,396,396	2,005,630

GROSS MARGIN	1,611,996	1,477,036

OPERATING EXPENSES

Sales and marketing	71,833	93,415
Payroll expenses	75,492	59,507
Rent and occupancy	36,000	36,000
Consulting fees	70,000	70,000
Insurance expense	79,422	76,000
General and administrative	54,449	39,229

TOTAL OPERATING EXPENSES	387,196	374,151

NET INCOME FROM OPERATIONS	1,224,800	1,102,885

INCOME TAX EXPENSE	477,672	430,125

NET INCOME	747,128	672,760

BEGINNING RETAINED EARNINGS	-	-

DISTRIBUTION TO OWNER	(747,128)	(672,760)

ENDING RETAINED EARNINGS	$-	$-

ERGOPHARM
Statements of Cash Flows

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income	$747,128	$672,670

Net Cash from Operating Activities	747,128	672,670

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM INVESTING ACTIVITIES:

Distribution to Owners	(747,128)	(672,670)

NET INCREASE (DECREASE) IN CASH	-	-

BEGINNING CASH	-	-

ENDING CASH	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:

Income Taxes	$-	$-
Interest Expense	-	-

ErgoPharm
NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity and Industry – ErgoPharm (The Company) is an unincorporated division of Proviant Technologies, Inc., (the Parent) which markets a variety of sports supplement drinks and nutritional products. The Company's financial statements are prepared using the accrual method of accounting.  The Company operates strictly as a marketing division accordingly it has no inventory, accounts receivable or accounts payable. The Company has elected a December 31 year-end.

Fixed Assets – Fixed assets are carried at cost. Depreciation is computed using the straight-line method over estimated useful lives of the assets. The cost and related accumulated depreciation is removed from the accounts when assets are sold.  Maintenance and repairs are charged to income as incurred, whereas significant renewals and betterments are capitalized and the cost recovered through depreciation methods.

Advertising – The Company expenses advertising costs in the period in which they are incurred. Advertising expense was $64,536 and $85,652 for the years ended December 31, 2007 and 2006, respectively.

Income Taxes – The Company is taxed on a consolidated basis with the Parent whereby components of income and expense are passed through and taxed at the Parent level. The Company’s income tax expense is computed as though the Company operated as an independent entity using the marginal state and federal rates.

Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax asset represents the future benefit of these differences, while the deferred tax liability represents the future tax consequences of those differences. The Parent has additional items of income and expense which offset the net income of the Company and result in no income tax on a consolidated basis. Accordingly, the Company has no deferred tax assets or liabilities as of December 31, 2007 and 2006.

Equity-Based Compensation. – The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Inventories – Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first out (FIFO) method.

ErgoPharm
NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
 (Continued)

Trade Accounts Receivable – Trade accounts receivables are stated at the amount management expects to collect from balances at year-end. The Company provides an allowance for uncollectible accounts based on prior experience and management’s assessment of the collectability of existing accounts. The Company recorded bad debt expense of $-0- and $-0- for the years ended December 31, 2007 and 2006.

Recent Accounting Pronouncements – In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board  issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

ErgoPharm
NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
 (Continued)

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

Sports Supplement Acquisition Group, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Sports Supplement		Sports Supplement
	Acquisition Group Inc.		Acquisition Group Inc				Adjusted
	(Nevada)		(Delaware)	Combined	Pro Forma		ProForma
	As of September 30, 2008			Totals	Adjustments	AJE	Totals

ASSETS

Current Assets:
Cash	$7,853		$-	7,853	$25,000	[6]	$32,853
Prepaid expenses	154		-	154	-		154
Other current assets	-		-	-	-		-

Total Current Assets	8,007		-	8,007	25,000		33,007
Intangible Assets:					3,500,000	[5]
	-		-	-	500,000	[6]	4,000,000

TOTAL ASSETS	$8,007	$-	$-	$8,007	$4,025,000		$4,033,007

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$4,179		$9,172	$13,351	$-		$13,351
Related party payable	22,586		-	22,586	(22,586)	[4]	-
Notes payable	-		-	-	1,500,000	[5]	2,025,000
	-		-	-	525,000	[6]

Total Current Liabilities	26,765		9,172	35,937	2,002,414		2,038,351

Long-Term Liabilities:
Notes payable	-		-	-	2,000,000	[5]	2,000,000

Total Long-Term Payables	-		-	-	2,000,000		2,000,000

Total Liabilities	26,765		9,172	35,937	4,002,414		4,038,351

Stockholders' Equity:
Preferred stock	-		-	-	-		-
					-
Common stock	1,196		-	1,196	(1,046)	[1]	330
					180	[3]
Additional paid-in capital	60,804		-	60,804	1,046	[1]	3,498
					(80,758)	[2]
					(180)	[3]
					22,586	[4]
Accumulated deficit	(80,758)		(9,172)	(89,930)	80,758	[2]	(9,172)

Total Stockholders' Equity	(18,758)		(9,172)	(27,930)	22,586		(5,344)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$8,007		$-	$8,007	$4,025,000		$4,033,007

____________________________	-		-	-	-		-

Sports Supplement Acquisition Group, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Sports Supplement	Sports Supplement				Pro-Forma
	Acquisition Group Inc.	Acquisition Group Inc.				Adjusted
	(Nevada)	(Delaware)	Combined			Combined
	For the Nine Months Ended September 30, 2008		Totals	Adjustments	AJE	Totals

REVENUES

Sales revenue	$-	$3,151,739	$3,151,739	$-		$3,151,739
Other revenue	-	-	-	-		-

Total Revenues	-	3,151,739	3,151,739	-		3,151,739

COST OF SALES	-	1,803,960	1,803,960	-		1,803,960

GROSS PROFIT	-	1,347,779	1,347,779	-		1,347,779

OPERATING EXPENSES

General and administrative	42,033	289,941	331,974	-		331,974
Exploration costs	500	-	500	-		500

Total Costs and Expenses	42,533	289,941	332,474	-		332,474

OPERATING LOSS	(42,533)	1,057,838	1,015,305	-		1,015,305

INCOME TAX EXPENSE	-	(412,557)	(412,557)	-		(412,557)

NET LOSS	$(42,533)	$645,281	$602,748	$-		$602,748

Sports Supplement Acquisition Group, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Sports Supplement		Sports Supplement
	Acquisition Group Inc.		Acquisition Group Inc.				Adjusted
	(Nevada)		(Delaware)	Combined	Pro Forma		ProForma
	As of December 31, 2007			Totals	Adjustments	AJE	Totals

ASSETS

Current Assets:
Cash	$39,175		$-	39,175	$25,000	[6]	$64,175
Prepaid expenses	1,800		-	1,800	-		1,800
Other current assets	-		-	-	-		-

Total Current Assets	40,975		-	40,975	25,000		65,975
Intangible Assets					3,500,000	[5]
	-		-	-	500,000	[6]	4,000,000

TOTAL ASSETS	$40,975	$-	$-	$40,975	$4,025,000		$4,065,975

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$-		$-	$-	$-		$-
Related party payable	22,600		-	22,600	(22,600)	[4]	-
Notes payable	-		-	-	1,500,000	[5]	2,025,000
	-		-	-	525,000	[6]

Total Current Liabilities	22,600		-	22,600	2,002,400		2,025,000

Long-Term Liabilities:
Notes payable	-		-	-	2,000,000	[5]	2,000,000

Total Long-Term Payables	-		-	-	2,000,000		2,000,000

Total Liabilities	22,600		-	22,600	4,002,400		4,025,000

Stockholders' Equity:
Preferred stock	-		-	-	-		-
					-
Common stock	104		-	104	(91)	[1]	193
					180	[3]
Additional paid-in capital	56,496		-	56,496	91	[1]	40,782
					(38,225)	[2]
					(180)	[3]
					22,600	[4]
Accumulated deficit	(38,225)		-	(38,225)	38,225	[2]	-

Total Stockholders' Equity	18,375		-	18,375	22,600		40,975

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$40,975		$-	$40,975	$4,025,000		$4,065,975

____________________________	-		-	-	-		-

Sports Supplement Acquisition Group, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Sports Supplement	Sports Supplement				Pro-Forma
	Acquisition Group Inc.	Acquisition Group Inc.				Adjusted
	(Nevada)	(Delaware)	Combined			Combined
	For the Year Ended December 31, 2007		Totals	Adjustments	AJE	Totals

REVENUES

Sales revenue	$-	$4,008,392	$4,008,392	$-		$4,008,392
Other revenue	-	-	-	-		-

Total Revenues	-	4,008,392	4,008,392	-		4,008,392

COST OF SALES	-	2,396,396	2,396,396	-		2,396,396

GROSS PROFIT	-	1,611,996	1,611,996	-		1,611,996

OPERATING EXPENSES

General and administrative	26,225	387,196	413,421	-		413,421
Exploration costs	12,000	-	12,000	-		12,000

Total Costs and Expenses	38,225	387,196	425,421	-		425,421

OPERATING LOSS	(38,225)	1,224,800	1,186,575	-		1,186,575

INCOME TAX EXPENSE	-	(477,672)	(477,672)	-		(477,672)

NET LOSS	$(38,225)	$747,128	$708,903	$-		$708,903

Notes to Unaudited Pro Forma Consolidated Financial Statements
December 31, 2007 and September  30, 2008

The Merger of Sports Supplement Acquisition Group, Inc. (“Nevada”) and Sports Supplement Acquisition Group, Inc. (“Delaware”) is being treated as a recapitalization of Delaware for financial accounting purposes. Accordingly, the historical financial statements of Nevada prior to the Merger will be replaced with the historical financial statements of Delaware prior to the Merger. The balance sheets of Nevada are as of January 31, 2008 and October 31, 2008 and the balance sheets of Delaware are as of December 31, 2007 and September 30, 2008.  The statements of operations of Nevada are for the year ended January 31, 2008 and the nine months ended October 31, 2008 and the statements of operations of Delaware are for the year ended December 31, 2007 and for the nine months ended September 30, 2008.

(1)	Reflects the 1 share for 8 shares reverse split of the common stock of Nevada.

(2)	Eliminates accumulated deficit of Nevada.

(3)	Reflects the issuance of 18,000,000 shares of Nevada for all of the outstanding common shares of Delaware.

(4)	Reflects contribution of related party payable of Nevada to paid in capital.

(5)	Reflects purchase of Ergopharm by Delaware for $4,000,000 in cash and notes payable.

(6)	Reflects proceeds of $525,000 in convertible debt.